Exhibit A

To:

The Shareholders and the Board of Directors of YS Biopharma Co., Ltd.

With copies to:

Maples Corporate Services Limited, PO Box 309

Ugland House, Grand Cayman, KY1-1104

Cayman Islands

Attention: The Board of Directors of YS Biopharma Co., Ltd.

AMENDED NOTICE OF EXTRAORDINARY GENERAL MEETING
to Be Held on February 16, 2024
(or any adjourned or postponed meeting thereof)

Dear Ladies and Gentlemen,

NOTICE IS HEREBY GIVEN by Mr. ZHANG Yi, Acton Town International Limited, All Brilliance Investments Limited, Apex Pride Global Limited, and Hopeful World Company Limited (collectively, the “Convening Shareholders”) thereof that an extraordinary general meeting (the “EGM”) of YS Biopharma Co., Ltd. (the “Company”) has been called pursuant to Article 57 of the Company’s Amended and Restated Articles of Association (the “Articles”) at the request of the Convening Shareholders and holders of a number of ordinary shares in the Company, that counted together with the shares held by the Convening Shareholders, constitute not less than ten per cent (10%) of all votes attaching to all issued and outstanding shares of the Company that carry the right to vote at any general meeting.

The EGM will be held at the offices of DLA Piper LLP (US), 701 5th Ave #6900, Seattle, WA 98104, United States on February 16, 2024 at 9:00 a.m. United States Pacific Standard Time. The EGM (or any extraordinary general meeting that is convened as a result of an adjournment or postponement of the EGM in accordance with the Articles) is called for the purposes of approving the following ordinary resolutions:

1.	The following Directors be removed from office with immediate effect:

i.	Mr. Hui SHAO
ii.	Mr. Bo TAN
iii.	Dr. Ajit SHETTY
iv.	Dr. Viren MEHTA
v.	Mr. Shaojing TONG
vi.	Ms. Rachel YU
vii.	Dr. Yuntao Cui
viii.	Dr. Jin Wang
ix.	Mr. Henry Chen
x.	Mr. Haitao Zhao
xi.	Mr. Pierson Yue Pan
xii.	Ms. Chunyuan (Brenda) Wu

2.	The following persons be elected as Directors with immediate effect:

i.	Ms. Nan ZHANG
ii.	Ms. Yun (Monica) ZHANG
iii.	Mr. LUI Chi Keung (Peter)
iv.	Mr. Jing Xian LI
v.	Mr. Yi ZHANG
vi.	Dr. Yuan LIU
vii.	Mr. Jimin WANG

The Convening Shareholders have fixed February 8, 2024 as the record date (the “Record Date”) for determining the shareholders entitled to receive notice of and to vote at the EGM or any adjourned or postponed meeting thereof. Holders of record of the Company’s ordinary shares at the close of business on the Record Date are entitled to receive notice of and vote at the EGM and any adjourned or postponed meeting thereof.

Please refer to the following exhibits which are attached to and made a part of this notice:

(i)	Exhibit A attaching the Proxy Statement and Form of Proxy; and

(ii)	Exhibit B attaching the names and biographies of the proposed new Director nominees.

Holders of record of the Company’s ordinary shares as of the Record Date are cordially invited to attend the EGM in person. Your vote is important. If you cannot attend the EGM in person, you are urged to complete, sign, date and return the accompanying Form of Proxy as promptly as possible. We must receive the Form of Proxy before the time of the EGM to ensure your representation at such meeting.

By the Convening Shareholders

/s/ ZHANG Yi
Name: ZHANG Yi Acton Town International Limited
/s/ ZHANG Nan
Name: ZHANG Nan Title: Director All Brilliance Investments Limited

/s/ ZHANG Yi
Name: ZHANG Yi Title: Director Apex Pride Global Limited
/s/ ZHANG Yi
Name: ZHANG Yi Title: Director Hopeful World Company Limited
/s/ MI Rui
Name: MI Rui Title: Director

IMPORTANT

Whether you expect to attend the EGM, please complete, date, and sign the accompanying Form of Proxy under Exhibit A, and return it promptly in the enclosed return envelope. If you grant a proxy, you may revoke it at any time prior to the EGM or nevertheless vote in person at the EGM.

PLEASE NOTE: If your shares are held in street name, you cannot vote your shares without obtaining a legal proxy from your broker, bank, custodian, or other nominee holder, which legal proxy will enable you to vote in person by showing up at the meeting or by proxy. Should you opt to vote by proxy, you will need to return a completed Form of Proxy in the same manner a holder of record would return such Form of Proxy with a copy of your legal proxy from your broker, bank, custodian or other nominee holder attached to such Form of Proxy.

If you have any question or need any assistance in voting your shares, please contact DLA Piper UK LLP Beijing Representative Office, Attention: James Chang at +86-10-8520-0608 or by email to james.chang@dlapiper.com.

EXHIBIT A

PROXY STATEMENT AND FORM OF PROXY

YS BIOPHARMA CO., LTD.

(Incorporated in the Cayman Islands with limited liability)
(NASDAQ Ticker: YS)

PROXY STATEMENT
for
EXTRAORDINARY GENERAL MEETING

to Be Held on February 16, 2024

(or any adjourned or postponed meeting thereof)

This Proxy Statement is furnished in connection with the solicitation of proxies by Mr. ZHANG Yi, Acton Town International Limited, All Brilliance Investments Limited, Apex Pride Global Limited, and Hopeful World Company Limited (collectively, the “Convening Shareholders”) in respect of the Extraordinary General Meeting of Shareholders (“EGM”) of YS Biopharma Co., Ltd. to be held at the offices of DLA Piper LLP (US), 701 5th Ave #6900, Seattle, WA 98104, United States on February 16, 2024 at 9:00 a.m. US Pacific Standard Time, and for any adjourned or postponed meeting thereof, for the purposes set forth in the accompanying Notice of EGM.  Any shareholder appointing such a proxy has the power to revoke it at any time before it is voted. Written notice of such revocation should be forwarded directly to DLA Piper LLP (US), 701 5th Ave #6900, Seattle, WA 98104, United States, Attention: Andrew Ledbetter. Alternatively, revocation of proxy may be effected by the shareholder attending and voting in person at the EGM.

If the enclosed Form of Proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the directions thereon and otherwise in accordance with the judgment of the persons designated as proxies. Any Form of Proxy on which no instruction is specified will be voted FOR the removal of each of the directors listed in Resolution 1, FOR the election of each of the persons named in Resolutions 2, and by the holder of the proxy in his discretion on any other matters that may properly come before the EGM, unless a reference to the holder of the proxy having such discretion has been deleted and initialed on the Form of Proxy.

Your vote is important. Accordingly, you are urged to sign and return the accompanying Form of Proxy whether or not you plan to attend the EGM. If you do attend the EGM and are a record holder, you may vote by ballot at the EGM and your proxy will be deemed to be revoked. If you hold your shares in street name and wish to vote your shares at the EGM, you should contact your broker, bank, custodian, or other nominee holder to obtain a legal proxy from your broker, bank, custodian, or other nominee holder, which legal proxy will enable you to vote in person by showing up at the meeting or by proxy. Should you opt to vote by proxy, you will need to return a completed Form of Proxy in the same manner a holder of record would return such Form of Proxy with a copy of your legal proxy from your broker, bank, custodian or other nominee holder attached to such Form of Proxy.

Background of the solicitation

The Convening Shareholders propose to remove Hui Shao, Bo Tan, Ajit Shetty, Viren Mehta, Shaojing Tong, Rachel Yu, Yuntao Cui, Jin Wang, Henry Chen, Haitao Zhao, Pierson Yue Pan, and Chunyuan (Brenda) Wu as directors of the Company because such directors have taken actions that are not in the best interests of the Company and its shareholders.

GENERAL INFORMATION ABOUT VOTING

Record Date, Outstanding Shares, and Voting Rights

As of February 8, 2024, the record date for the EGM (the “Record Date”), the Company had 93,058,197 ordinary shares issued and outstanding, $0.00002 par value per share, being the class of securities entitled to vote at the EGM. Each ordinary share entitles its holder to one vote.

Attending the EGM

If you are a shareholder of record at the close of business on the Record Date or have a legal proxy from your bank broker or nominee appointing you to vote your shares, you may vote in person at the EGM. We will give you a ballot when you arrive. You may vote in this manner regardless of whether you have voted by any of the other means. However, we encourage shareholders to vote by proxy, when possible, in order to simplify vote tabulation during the EGM.

Procedures for Voting or Revoking Proxies

If you do not wish to vote in person or you will not be attending the EGM, you may vote by proxy. You may vote by proxy using the attached Form of Proxy. To vote by proxy using the attached Form of Proxy, complete, sign and date your Form of Proxy and return it promptly to DLA Piper LLP (US), 701 5th Ave #6900, Seattle, WA 98104, United States, Attention: Andrew Ledbetter.

If you intend to vote by proxy, your vote must be received by the Convening Shareholders at the address above prior to the closing of the polls at the EGM to be counted.

If you are not a shareholder of record and instead hold your shares in “street name” through a bank or broker, please follow the directions provided to you by your bank or broker. If you wish to vote in person at the EGM, please contact your bank or broker to obtain a legal proxy to allow you to vote your shares in person.

Required Votes

Only holders of ordinary shares at the close of business on the Record Date are entitled to vote at the EGM. For purposes of voting at the EGM, each ordinary share is entitled to one vote upon all matters to be acted upon at the EGM. The presence of one or more shareholders at the EGM holding shares that carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to all shares in issue and entitled to vote at the EGM, present at the EGM, shall be a quorum for all purposes. The affirmative vote of not less than a simple majority (50.1%) of the votes cast by shareholders in person or by proxy at the EGM and entitled to vote on the ordinary resolutions is required to adopt the ordinary resolutions.

Only ordinary shares that are voted are taken into account in determining the proportion of votes cast for or against each resolution. Shares that are not voted will not be counted towards the total number of votes cast. Except for determining the presence or absence of a quorum for the transaction of business, broker non-votes are not counted for any purpose in determining whether a matter has been approved.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

YS BIOPHARMA CO., LTD.

Extraordinary General Meeting of Shareholders

February 16, 2024
9:00 A.M. US Pacific Standard Time

This Proxy is Solicited on Behalf Of
MR. ZHANG YI

ACTON TOWN INTERNATIONAL LIMITED

ALL BRILLIANCE INVESTMENTS LIMITED

APEX PRIDE GLOBAL LIMITED

HOPEFUL WORLD COMPANY LIMITED

As convening shareholders

Please Be Sure To Mark, Sign, Date and Return Your Proxy Card in the Envelope Provided

THIS PROXY IS SOLICITED ON BEHALF OF MR. ZHANG YI, ACTON TOWN INTERNATIONAL LIMITED, ALL BRILLIANCE INVESTMENTS LIMITED, APEX PRIDE GLOBAL LIMITED, AND HOPEFUL WORLD COMPANY LIMITED

YS BIOPHARMA CO., LTD.
(Incorporated in the Cayman Islands with limited liability)
Proxy for Extraordinary General Meeting to Be Held on February 16, 2024

I/We ___________________________________________________________ of _________________________, being the registered holder of 1 ________________________ordinary share(s), par value US$0.00002 per share (“Ordinary Shares”), of YS Biopharma Co., Ltd. (the “Company”), hereby appoint Andrew Ledbetter as my/our proxy to attend and act for me/us at the Extraordinary General Meeting (or at any adjourned or postponed meeting thereof) of the Company to be held at the offices of DLA Piper LLP (US), 701 5th Ave #6900, Seattle, WA 98104, United States on February 16, 2024 at 9:00 a.m. (local time), and in the event of a poll, to vote for me/us as indicated below, or if no such indication is given, as my/our proxy thinks fit.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ALL RESOLUTIONS AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF MR. ZHANG YI, ACTON TOWN INTERNATIONAL LIMITED, ALL BRILLIANCE INVESTMENTS LIMITED, APEX PRIDE GLOBAL LIMITED, AND HOPEFUL WORLD COMPANY LIMITED.

Dated:	Signed:

1 Please insert the number of Ordinary Shares registered in your name(s) to which this proxy relates. If no number is inserted, this proxy will be deemed in relate to all the Ordinary Shares in the Company registered in your name(s).

1. The following Directors be removed from office with immediate effect: (i) Mr. Hui SHAO (ii) Mr. Bo TAN (iii) Dr. Ajit SHETTY (iv) Dr. Viren MEHTA (v) Mr. Shaojing TONG (vi) Ms. Rachel YU

(vii) Dr. Yuntao CUI (viii) Dr. Jin WANG (ix) Mr. Henry CHEN (x) Mr. Haitao ZHAO (xi) Mr. Pierson Yue PAN (xii) Ms. Brenda Chunyuan WU

FOR ☐	AGAINST ☐	ABSTAIN ☐

2. The following persons be elected as Directors with immediate effect:

(i)	Ms. Nan ZHANG

(ii)	Ms. Yun (Monica) ZHANG

(iii)	Mr. LUI Chi Keung (Peter)

(iv)	Mr. Jingxian LI
(v)	Mr. Yi ZHANG
(vi)	Dr. Yuan LIU
(vii)	Mr. Jimin WANG

FOR ☐	AGAINST ☐	ABSTAIN ☐

This Proxy is furnished in connection with the solicitation by Mr. ZHANG Yi, Acton Town International Limited, All Brilliance Investments Limited, Apex Pride Global Limited, and Hopeful World Company Limited (collectively, the “Convening Shareholders”) of proxies from the holders of the issued and outstanding ordinary shares, par value US$0.00002 per share (“Ordinary Shares”), of YS Biopharma Co., Ltd., a Cayman Islands exempted company (the “Company”), to be exercised at the Extraordinary General Meeting of the Company (the “EGM”) to be held at the offices of DLA Piper LLP (US), 701 5th Ave #6900, Seattle, WA 98104, United States on February 16, 2024 at 9:00 a.m. (local time), and at any adjourned or postponed meeting thereof, for the purposes set forth in the accompanying Notice of EGM (the “EGM Notice”). Only the shareholders of the Company of record on February 8, 2024 (the “Record Date”) are entitled to receive notice of and to vote at the EGM. In respect of the matters requiring shareholders’ vote at the EGM, each Ordinary Share is entitled to one vote.

The Ordinary Shares represented by all properly executed proxies returned to the Convening Shareholders will be voted at the EGM as indicated or, if no instruction is given, the holder of the proxy will vote the shares FOR Resolution 1 and FOR Resolution 2. As to any other business that may properly come before the EGM, all properly executed proxies will be voted by the persons named therein in accordance with their discretion. The Convening Shareholders do not presently know of any other business which may come before the EGM. However, if any other matter properly comes before the EGM, or any adjourned or postponed meeting thereof, which may properly be acted upon, unless otherwise indicated the proxies solicited hereby will be voted on such matter in accordance with the discretion of the proxy holders named therein. Any person giving a proxy has, unless it has been expressly given on an irrevocable basis, the right to revoke it at any time before it is exercised (i) by filing with the Convening Shareholders duly signed revocation at DLA Piper LLP (US), 701 5th Ave #6900, Seattle, WA 98104, United States, Attention: Andrew Ledbetter, or (ii) by attending and voting in person at the EGM.

EXHIBIT B

NAMES AND BIOGRAPHIES OF NEW DIRECTOR NOMINEES

i.	Ms. Nan ZHANG

Ms. Zhang has served as the deputy general manager of YS Group's R&D management center since August 2022 and is responsible for the project management of R&D centers of all subsidiaries within the group. She is involved in R&D as to the YS Group’s vaccine projects, including PIKA Hepatitis B Vaccine, PIKA COVID-19 Vaccine, PIKA Rabies Vaccine, Anti-tumor Drug and Rabies Vaccine. She has also served as the deputy general manager of Beijing Yisheng Biotechnology Co., Ltd., a subsidiary of YS Group, since September 2022 and as the project manager of the technology development department of Liaoning Yisheng Biopharmaceutical Co., Ltd. since December 2019. From January 2020 to July 2022, she served as the project manager of research and development department of Yisheng Xingye.

Ms. Zhang received her bachelor’s degree in biology from Ohio State University in 2017 and received her Master of Science degree in molecular biotechnology from the University of Birmingham in 2019.

ii.	Ms. Yun (Monica) ZHANG

Ms. Zhang serves as the managing director of GuangJiYueMing (Chongqing) Business Consulting LLC, where she advises over various corporate matters for companies in China and the United States. Ms. Zhang has over 15 years of international experience in strategic management, finance, operations, marketing, business development and corporate governance. From 2015 to 2023, Ms. Zhang was the chief executive officer of Sirnaomics Ltd. (SEHK: 2257, a HK-listed global leading RNAi drug developer) in China, also serving as Board Secretary and the Joint Company Secretary. Prior to joining Sirnaomics Ltd., Ms. Zhang worked as the program manager at the National Foundation for Cancer Research (NFCR) in Maryland, USA, and at NFCR’s affiliate organization in Hong Kong — Asian Fund for Cancer Research (AFCR) from July 2009 to October 2015.

Ms. Zhang received her bachelor’s degree in English studies (translation and interpretation) from Shanghai University of International Business and Economics (SHIFT), and a master’s degree in international affairs, with full scholarship, from the American University (AU) in Washington, D.C., USA.

iii.	Mr. LUI Chi Keung (Peter)

Mr. Liu has over 25 years of financial, audit and senior management experience in the technology industry, including financial management, audit, compliance and governance. He acted as an auditor for Ernst & Young at early stage of his career, acted as finance director for Compaq Computer China from 1998 to 2000, Oracle China from 2000 to 2002, GOOGLE Inc. APAC region from 2005 to 2008, and as Chief Financial Officer for 51job (Nasdaq: JOBS) from 2009. Mr. Lui received his bachelor’s degree of arts in business administration and finance from the University of Massachusetts and his M.B.A. from Suffolk University. Mr. Lui is an AICPA holder in the State of Massachusetts, USA.

iv.	Mr. Jingxian LI

Mr. Li is the deputy director, the director of the supervisory board, the director of the business steering committee, and the director of the finance and taxation committee of Beijing Jingshi (Shenyang) Law Firm. He also serves as a partner, the deputy director, the director of the taxation law committee and a practicing lawyer of Jingshi (National) Law Firm. Mr. Li has been a lawyer since 1994. He has a master’s degree in law from Liaoning University.

v.	Mr. Yi ZHANG

Mr. Zhang is the founder of YS Biopharma Co., Ltd. and has served as the chairman of the board of directors of YS Biopharma Co., Ltd. since November 16, 2020. Mr. Zhang has over 30 years of experience in research, development and commercialization of immunological biologics and vaccines. Mr. Zhang has been a director since the inception of Yisheng Biopharma Co., Ltd. (“Yisheng Biopharma”), the predecessor company of YS Biopharma Co., Ltd., in February 2010,. He was the chief executive officer of Yisheng Biopharma from February 2010 to February 2018. Mr. Zhang has been the chairman of the board of Liaoning Yisheng Biopharmaceutical Co., Ltd. since April 2005.

Mr. Zhang was the inventor of the first aluminum-free rabies vaccine and human rabies immunoglobulin in China. He was also the project leader of national 863 scientific project “SARS Immunoglobulin” and the National Major New Drug development project “Human PIKA Rabies vaccine (Vero cells)”. He is the inventor and project leader of therapeutic PIKA hepatitis B vaccine, the PIKA COVID-19 vaccine and PIKA rabies vaccine. He has a number of patents and has won numerous provincial and municipal science and technology achievement awards.

From June 1986 to May 2002, Mr. Zhang served as a physician and as the division head of the Kaifeng Suburb CDC. From August 1981 to May 1986, Mr. Zhang was a physician for epidemic prevention at the Zhongmou County CDC. Mr. Zhang graduated from Kaifeng Health Science School in October 1981 with a major in clinical medicine. Mr. Zhang is also a director of the Henan Red Cross Society. Mr. Zhang was elected as an academician of the Russian Academy of Natural Sciences and the European Academy of Natural Sciences (EANS) in 2023.

vi.	Dr. Yuan LIU

Dr. Yuan Liu, Associate Researcher, has nearly 15 years of research and development experience in immunology, biology, materials science, as well as vaccines, adjuvants, and bioproducts. Dr. Liu currently serves as the General Manager of the R&D Management Center and Head of Vaccine Research at YS Biopharma Co., Ltd., responsible for the research and development of vaccines and adjuvant products.

Dr. Liu obtained her Ph.D. degree from the University of Chinese Academy of Sciences in July 2014 and a bachelor's degree from Sun Yat-sen University in 2008. Since 2022, she has acted as an external supervisor for professional master's students at the Kunming Institute of Zoology, Chinese Academy of Sciences.

Dr. Liu has been actively involved in the research of novel vaccine adjuvants. She has conducted research on particulate vaccine adjuvants, oil-in-water emulsion vaccine adjuvants, and nucleic acid-based vaccine adjuvants. She has also applied these different types of vaccine adjuvants to various immunization routes, including subcutaneous injection, intramuscular injection, and mucosal immunization. Since graduating from graduate school, Dr. Liu has been a key technical member involved in the development of several novel adjuvant vaccines, including the PIKA hepatitis B vaccine, the PIKA rabies vaccine, the anti-tumor drug YS-ON-001, and the PIKA COVID-19 vaccine. These four vaccines/drugs have all entered the clinical research stage.

Dr. Liu has been awarded the Beijing Outstanding Talents Development Program for Young Backbone Professionals and the Excellent Young Talents in Science and Technology Innovation in Daxing District. She has undertaken several national and provincial-level scientific and technological projects and has published more than 10 SCI papers.

vii.	Mr. Jimin WANG

Mr. Jimin Wang, Senior Engineer and Licensed Pharmacist, received his Bachelor's Degree from Shenyang Pharmaceutical University and is currently the Executive Deputy General Manager and Acting General Manager of Liaoning Yisheng Biopharmaceutical Co., Ltd. He has been engaged in the pharmaceutical industry for 25 years, with experience in the production management of biopharmaceuticals, biological APIs (recombinant proteins, immunosuppressants, amino acid peptides, antibiotics, etc.), chemical APIs, oral solid dosage and pharmaceutical excipients, and has been responsible for enterprise management in the areas of production, safety, quality, and quality system certification (FDA and GMP certifications). Since then, he has served as R&D project leader, production director, deputy general manager, executive vice president and other management positions.

The scientific research and development projects led by Mr. Wang have won the first prize at the Hebei Pharmaceutical Industry Science and Technology Award, Hebei Science and Technology Achievement Award, and Huabei Pharmaceutical Group Science and Technology Progress Award. He has received the titles “Young Job Science and Technology Master” and “Young Post Science and Technology Master” on numerous occasions.

Mr. Wang has experience in FDA and GMP certification of biopharmaceuticals, APIs and oral Preparations. He also has the ability to write and review production process protocols, SOPs, process system validation, deviation investigation and other certification materials, and has the ability to set up a team, departmental performance appraisal, production, safety management and other management skills.

Mr. Wang is currently serving as the executive vice general manager of the YS Biopharma Co., Ltd., acting as its general manager and is mainly responsible for the production of vaccines, quality management of biological agents, corporate safety operations, while presiding over the production, quality, safety, environmental protection, human resources and other departments, responsible for representing the company's external public affairs, government relations, official and other government affairs and auditing work. He is also in charge of executing daily administrative and business documents to ensure the legality of YS Biopharma Co., Ltd.’s business operations, determining YS Biopharma Co., Ltd.’s business policy in accordance with the board of directors’ requirements, establishing YS Biopharma Co., Ltd.’s business management system and its organization, implementation and improvement, and providing sufficient resources for the operation of YS Biopharma Co., Ltd.’s business management system.